UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report – (Date of earliest event reported): October 18, 2012

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34649	91-0541437
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People’s Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company held its 2012 Annual Meeting of Stockholders on October 18, 2012. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the board’s solicitation. There were two matters acted upon at the meeting: (i) a proposal to elect the Company’s Board of Directors to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified, and (ii) a proposal to ratify the appointment of PKF, Hong Kong, as the Company’s independent registered public accounting firm. Both proposals were approved by the Company’s stockholders pursuant to the voting results set forth below.

(1)	Proposal to elect the Company’s Board of Directors to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Nominee	For	Withheld	Broker Non-votes
Shunqing Zhang	16,258,687	83,441	7,216,083
Ming He	16,256,227	85,901	7,216,083
Jingzhong Yu	16,255,737	86,391	7,216,083
Ningsheng Zhou	16,260,207	81,921	7,216,083
Hsin-I Lin	16,248,237	93,891	7,216,083

(2)	Proposal to ratify the appointment of PKF, Hong Kong, as the Company’s independent registered public accounting firm

			Broker
For	Against	Abstain	Non-Votes
22,195,476	723,444	639,291	-

Item 8.01 Other Events.

     On October 19, 2012, the Company issued a press release announcing the results of the Company’s 2012 Annual Meeting of Stockholders. A copy of the press release that discusses this matter is filed as Exhibit 99.1 hereto, and incorporated by reference in this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release, dated October 19, 2012, issued by China GengSheng Minerals, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Date: October 19, 2012	By: /s/ Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer